UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010 (October 16, 2010)

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R,S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2010, Northeast Utilities (“Northeast Utilities”), NSTAR (“NSTAR”), NU Holding Energy 1 LLC, a direct wholly owned subsidiary of Northeast Utilities, and NU Holding Energy 2 LLC, a direct wholly owned subsidiary of Northeast Utilities, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the respective boards of trustees of Northeast Utilities and NSTAR, at closing NSTAR will become a wholly owned subsidiary of Northeast Utilities (the “Merger”). The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the “Code”). Northeast Utilities shareholders will not recognize any gain or loss due to the Merger.

Upon the completion of the Merger, each issued and outstanding NSTAR common share of beneficial interest shall automatically be converted into 1.312 Northeast Utilities common shares of beneficial interest (the “Exchange Ratio”).

The Merger Agreement also provides that upon the closing of the Merger, the board of trustees of Northeast Utilities will be made up of fourteen members consisting of (a) seven designees of Northeast Utilities (which will include Charles W. Shivery, Chairman, President and Chief Executive Officer of Northeast Utilities) and (b) seven designees of NSTAR (which will include Thomas J. May, Chairman, President and Chief Executive Officer of NSTAR). The Merger Agreement also provides that Northeast Utilities will have dual headquarters in Hartford, Connecticut and Boston, Massachusetts.

Pursuant to the Merger Agreement, upon completion of the Merger, Mr. May will become the Chief Executive Officer of the combined company and Mr. Shivery will continue as non-executive Chairman of the combined company for eighteen months following the completion of the Merger, at which time Mr. May will become Chairman of Northeast Utilities.

Upon the terms and subject to the conditions set forth in the Merger Agreement, following the closing of the Merger, Northeast Utilities’ dividend per common share of beneficial interest would be increased to a rate that is equivalent to NSTAR’s last dividend per common share of beneficial interest dividend paid by NSTAR prior to the closing, multiplied at that time by the Exchange Ratio.

Completion of the Merger is subject to various customary conditions, including, among others, (a) requisite approvals of NSTAR and Northeast Utilities shareholders, which includes the affirmative vote of the holders of two-thirds of the outstanding common shares of beneficial interest of each company, (b) effectiveness of the registration statement for the Northeast Utilities common shares of beneficial interest to be issued to NSTAR shareholders in the Merger, (c) approval of the listing on the New York Stock Exchange of the Northeast Utilities common shares of beneficial interest to be issued in the Merger, (d) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period and (e) receipt of all required regulatory approvals from, among others, the Federal Energy Regulatory Commission and the Massachusetts Department of Public Utilities. Each party’s obligation to consummate the Merger is also subject to additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations and (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Code.

The Merger Agreement contains customary representations, warranties and covenants of Northeast Utilities and NSTAR, including, among others, covenants (a) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger, (b) not to engage in certain kinds of transactions during this interim period, (c) that Northeast Utilities will convene and hold a special meeting of Northeast Utilities shareholders to consider and vote upon the adoption and approval of the Merger Agreement, the increase in the number of Northeast Utilities common shares of beneficial interest authorized for issuance, and the approval of the issuance of Northeast Utilities common shares of beneficial interest to be issued to

NSTAR shareholders in the Merger, (d) that NSTAR will convene and hold a special meeting of the NSTAR shareholders to consider and vote upon the adoption of the Merger Agreement and (e) that the parties use their respective reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, subject to certain limitations. Each of Northeast Utilities and NSTAR is also subject to restrictions on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under limited circumstances to permit each of the respective boards of trustees of NSTAR and Northeast Utilities to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both Northeast Utilities and NSTAR and further provides that, upon termination of the Merger Agreement under specified circumstances, Northeast Utilities or NSTAR may be required to pay the other party a termination fee of $135 million and reimburse the other party for expenses of up to $35 million.

The Merger Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about Northeast Utilities, NSTAR or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Northeast Utilities or NSTAR.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

On October 18, 2010, Northeast Utilities and NSTAR issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1. In addition, Northeast Utilities and NSTAR provided supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated October 16, 2010, by and among Northeast Utilities, NSTAR, NU Holding Energy 1 LLC and NU Holding Energy 2 LLC*

99.1	Joint Press Release of Northeast Utilities and NSTAR, issued October 18, 2010

99.2	Investor Presentation

*	This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

Information Concerning Forward-Looking Statements

In addition to historical information, this filing may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving NSTAR and Northeast Utilities, including future financial and operating results; NSTAR’s and Northeast Utilities’ plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite NSTAR and Northeast Utilities shareholder approvals; the risk that NSTAR or Northeast Utilities may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NSTAR’s and Northeast Utilities’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. Neither NSTAR nor Northeast Utilities undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

Additional Information and Where To Find It

In connection with the proposed merger between Northeast Utilities and NSTAR, Northeast Utilities will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Northeast Utilities and NSTAR that also constitutes a prospectus of Northeast Utilities. Northeast Utilities and NSTAR will mail the joint proxy statement/prospectus to their respective shareholders. Northeast Utilities and NSTAR urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Northeast Utilities’ website (www.nu.com) under the tab “Investors” and then under the heading “Financial/SEC Reports.” You may also obtain these documents, free of charge, from NSTAR’s website (www.nstar.com) under the tab “Investor Relations.”

Participants in the Merger Solicitation

Northeast Utilities, NSTAR and their respective trustees, executive officers and certain other members of management and employees may be soliciting proxies from Northeast Utilities and NSTAR shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Northeast Utilities and NSTAR shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Northeast Utilities’ executive officers and trustees in its definitive proxy statement filed with the SEC on April 1, 2010. You can find information about NSTAR’s executive officers and trustees in its definitive proxy statement filed with the SEC on March 12, 2010. Additional information about Northeast Utilities’ executive officers and trustees and NSTAR’s executive officers and trustees can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Northeast Utilities and NSTAR using the website information above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

October 18, 2010	By:	/S/ DAVID R. MCHALE
	Name:	David R. McHale
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 16, 2010, by and among Northeast Utilities, NSTAR, NU Holding Energy 1 LLC and NU Holding Energy 2 LLC*

99.1	Joint Press Release of Northeast Utilities and NSTAR, issued October 18, 2010

99.2	Investor Presentation

*	This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

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